U.S. Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2004

ORTHODONTIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-27836	65-0643773

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1428 Brickell Avenue, Suite 105
Miami, Florida 33131

(Address of principal executive offices)

(305) 371-4112

(Registrant’s Telephone Number)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CRFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

     On November 12, 2004, PricewaterhouseCoopers LLP (“PwC”) resigned as the Independent Registered Certified Public Accounting Firm for Orthodontix, Inc. (the “Company”).

     Except as disclosed in the next sentence of this paragraph, the reports of PwC on the Company’s financial statements for the years ended December 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. As discussed in Note 1 to the Company’s financial statements as of and for the years ended December 31, 2003 and 2002, the Company terminated its affiliation with all of its founding practices and intends to effect a merger, acquisition or other business combination with an operating company utilizing any combination of its common stock, cash on hand or other funding sources.

     During the years ended December 31, 2003 and 2002, and through November 12, 2004, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on the financial statements for such years.

     During the years ended December 31, 2003 and 2002, and through November 12, 2004, there were no reportable events (as defined in Item 304(a)(1) of Regulation S-K).

     The Company has provided a copy of the foregoing disclosure to PwC and has requested PwC to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     Letter from PwC dated November 18, 2004.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ORTHODONTIX, INC. (Registrant)
Dated: November 18, 2004	By:	/s/ Alan Jay Weisberg
Alan Jay Weisberg
Acting Chief Financial Officer (Principal Financial and Accounting Officer)

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